SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                                 June 28, 1996


                            TRIANGLE PACIFIC CORP.
            (Exact name of registrant as specified in its charter)



     Delaware                       0-22138            94-2998971
     (State or other               (Commission         (IRS Employer
     jurisdiction of               File Number)        Identification No.)
     incorporation)



            16803 Dallas Parkway, Dallas, Texas                75248
        (Address of principal executive offices)             (Zip Code)



              Registrant's telephone number, including area code:

                                (214) 887-2000






Item 2.  Acquisition or Disposition of Assets.

     On June 28, 1996, Triangle Pacific Corp. (the "Company") acquired all the outstanding stock of Hartco Flooring Company, a Tennessee corporation ("Hartco"), pursuant to the terms of a Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of June 28, 1996 between the Company and Premark International Inc. ("Premark"), a Delaware corporation and the sole stockholder of Hartco. Hartco manufactures hardwood flooring products at its plants in Oneida, Tennessee and Somerset, Kentucky. The approximate $36 million cash portion of the purchase price paid by the Company to Premark pursuant to the Stock Purchase Agreement was provided principally by the Company's cash position, plus a modest amount borrowed under its bank credit facility. For additional information regarding the acquisition, see the Company's press release dated June 28, 1996 regarding the acquisition, a copy of which is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

     It is impracticable to provide at this time the financial statements required by Item 7(a) of Form 8-K. Pursuant to Item 7(a)(4) of Form 8-K, such financial statements will be filed as soon as they are available and on or before September 13, 1996.

     (b)  Pro Forma Financial Information.

     It is impracticable to provide at this time the pro forma financial information required by Item 7(b) of Form 8-K. Pursuant to Item 7(b)(2) of Form 8-K, such pro forma financial information will be filed as soon as it is available and on or before September 13, 1996.

     (c)  Exhibits.

          Exhibit 2.1 -     Stock Purchase Agreement dated as of June 28,
                            1996 between the Company and Premark International
                            Inc. (The Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The
                            Company hereby undertakes to furnish to the Commission a copy of any omitted Exhibit or Schedule upon request.)

          Exhibit 99.1 -     Press release of Triangle Pacific Corp. dated
                             June 28, 1996 announcing the acquisition of Hartco Flooring Company.













                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 11, 1996                       TRIANGLE PACIFIC CORP.


                                    By:/s/ FLOYD F. SHERMAN
                                       ----------------------------------
                                       Floyd F. Sherman,
                                       Chief Executive Officer